UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado 80202		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, the board of directors (the “Board”) of American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP (the “Partnership”) accepted Matthew P. Carbone’s resignation from the Board.

Also on May 22, 2012, the Partnership announced that Mr. Donald H. Anderson was appointed, effective May 22, 2012, to the Board. Mr. Anderson was determined to be an independent director in accordance with the rules of the New York Stock Exchange and was appointed to serve on the audit committee of the Board (the “Audit Committee”).

There are no arrangements or understandings between Mr. Anderson and any other person pursuant to which Mr. Anderson was appointed to the Board. There are no transactions in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Anderson will receive compensation for his service on the Board in accordance with the General Partner’s standard compensatory arrangement for non-employee directors. A description of the General Partner’s non-employee director compensation program can be found under “Item 10. Directors, Executive Officers and Corporate Governance—Compensation of Directors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 19, 2012.

Item 8.01 Other Events

On May 22, 2012, immediately following Mr. Anderson’s appointment to the Audit Committee, Edward O. Diffendal resigned his position on the Audit Committee. Following Mr. Anderson’s appointment to and Mr. Diffendal’s resignation from the Audit Committee, the Audit Committee is now comprised solely of three independent directors in accordance with the rules of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: May 29, 2012	By:	/s/ William B. Mathews
	Name:	William B. Mathews
	Title:	Secretary, General Counsel and Vice President of Legal Affairs